UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549
FORM 8‑K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934
May 16, 2017
Date of report (Date of earliest event reported)
Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
4800 Montgomery Lane, Suite 220
Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.
Condor Hospitality Trust, Inc. (the "Company") held its annual meeting of shareholders on May 16, 2017.  The holders of the common stock (i) elected nine directors for an annual term or until their successors have been duly elected and qualified; (ii) approved elimination of the requirement that the Board of Directors receive certain shareholder representations in connection with conversions of 6.25% Series E Convertible Preferred Stock as long as the Board is able to obtain the opinion of counsel specified in Article IX(A)(7) of the Amended and Restated Articles of Incorporation; (iii) approved the issuance of up to 20% or more of the outstanding shares of common stock upon conversion of the 6.25% Series E Cumulative Convertible Preferred Stock; (iv) approved the issuance of up to 20% or more of the outstanding shares of common stock to redeem shares of 6.25% Series E Cumulative Convertible Preferred Stock upon exercise of put rights; and (v) ratified the appointment of KPMG LLP as independent auditors of the Company for 2017.
For the annual meeting there were 43,993,705 shares of common stock as of March 9, 2017, the record date, eligible to vote at the meeting, of which holders of 43,319,962 shares of common stock were present at the meeting in person or by proxy.  On March 15, 2017, subsequent to the record date, the Company implemented a 1-for-6.5 reverse stock split.  The share numbers and vote reported in this Form 8-K have not been adjusted as if the reverse stock split had occurred before the record date.  The tabulation for each matter voted upon at the meeting by the common stock was as follows:
Nine nominees were elected to serve as Directors of the Company by the following vote:
	Votes For	Votes Withheld	Broker Non-Vote
J. William Blackham	41,515,873	31,655	1,772,434
Daphne J. Dufresne	41,503,607	43,921	1,772,434
Daniel R. Elsztain	41,499,245	48,283	1,772,434
James H. Friend	41,317,709	229,819	1,772,434
Jeffrey Giller	41,509,092	38,436	1,772,434
Donald J. Landry	41,502,541	44,987	1,772,434
Mark D. Linehan	41,444,414	103,114	1,772,434
J. Brendan MacDonald	41,504,469	43,059	1,772,434
John M. Sabin	41,443,117	104,411	1,772,434

The shareholders approved elimination of the requirement that the Board of Directors receive certain shareholder representations in connection with conversions of 6.25% Series E Cumulative Convertible Preferred Stock as long as the Board is able to obtain the opinion of counsel specified in Article IX(A)(7) of the Amended and Restated Articles of Incorporation by the following vote:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote

41,511,256	28,105	8,167	1,772,434

The shareholders approved the issuance of up to 20% or more of the outstanding shares of common stock upon conversion of the 6.25% Series E Cumulative Convertible Preferred Stock:
Votes For	Votes Against	Votes Abstain	Broker Non-Vote

41,367,647	166,801	13,080	1,772,434

The shareholders approved the issuance of up to 20% or more of the outstanding shares of common stock to redeem shares of 6.25% Series E Cumulative Convertible Preferred Stock upon exercise of put rights:
Votes For	Votes Against	Votes Abstain	Broker Non-Vote

41,363,644	170,289	13,595	1,772,434

The shareholders ratified the appointment of KPMG LLP as independent auditors for 2017 by the following vote:
Votes For	Votes Against	Votes Abstain	Broker Non-Vote

43,169,572	142,666	7,724	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Condor Hospitality Trust, Inc.

Date: May 18, 2017	By: /s/ Jonathan J. Gantt
Name: Jonathan J. Gantt
Title: Chief Financial Officer & Senior Vice President